Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:     Steve Solomon                          Ed Lewis
             Citadel Security Software Inc.         CEOcast, Inc.
             (214) 750-2454                         (212) 732-4300 x222
             SSOLOMON@CITADEL.COM                   ELEWIS@CEOCAST.COM



          CITADEL SECURITY SOFTWARE EXPECTS 150% INCREASE IN SEQUENTIAL
                                QUARTERLY REVENUE

     COMPANY EXPECTS TO REPORT SECOND QUARTER 2004 REVENUE OF APPROXIMATELY
           $3.4 MILLION AND REITERATES 2004 FULL-YEAR REVENUE GUIDANCE


DALLAS, TX - JULY 7, 2004 -- Citadel Security Software Inc. (NASDAQ:CDSS), a leader in full life cycle vulnerability management and policy enforcement solutions through its automated vulnerability remediation (AVR) technology, today announced that it expects revenue of approximately $3.4 million for its second quarter ended June 30, 2004. This is an increase of approximately 150 percent over revenue reported for the first quarter of 2004. Demand for vulnerability management solutions in the government sector and commercial enterprise market is expected to place the full-year 2004 revenue in a range of $18.5 million to $21 million, consistent with previous guidance.


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An earnings conference call to discuss the final financial results for the second quarter of 2004 has been scheduled for Thursday, August 5, 2004 at 4:30
PM Eastern Time. This call is being webcast by CCBN and will be available from the Investor Relations section of the company's corporate website. A replay of the webcast will be available beginning two hours after the completion of the call. The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).
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Please  visit our website or go directly to http://www.Citadel.com/2qwebcast/ at
                                            ---------------------------------
least  ten  minutes  early  to  register  for  the  webcast.


ABOUT CITADEL

Citadel Security Software Inc., a leader in full life cycle vulnerability management solutions powered by AVR technology helps enterprises effectively neutralize security vulnerabilities. Citadel's patent-pending, Common Criteria EAL 3 certified Hercules(R) technology provides users with full control over the automated remediation process, enabling efficient aggregation, prioritization and resolution of vulnerabilities detected by industry-standard vulnerability assessment tools. SecurePC(TM) and NetOFF(TM) products enable companies to enforce security policies from a single point of control. Citadel's solutions enable organizations to ensure the confidentiality of information, reduce the time and costs associated with the inefficient manual remediation process, and facilitate compliance with organizational security policies and government mandates such as FISMA, HIPAA and Gramm-Leach-Bliley legislation. For more information on Citadel, visit www.citadel.com, or contact the company at (214) 520-9292.


SAFE HARBOR/FORWARD-LOOKING STATEMENTS:

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS THAT ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THE CURRENT ECONOMIC AND GEOPOLITICAL ENVIRONMENT, THE CURRENT INFORMATION TECHNOLOGY SPENDING TREND, THE UNCERTAINTY OF FUNDING OF GOVERNMENT INFORMATION TECHNOLOGY SECURITY PROJECTS, A LACK OF CITADEL OPERATING HISTORY, UNCERTAINTY OF PRODUCT ACCEPTANCE,


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UNCERTAINTY OF ABILITY TO COMPETE EFFECTIVELY IN A NEW MARKET AND THE
UNCERTAINTY OF PROFITABILITY AND CASH FLOW OF CITADEL, COMPETITION, INTELLECTUAL PROPERTY RIGHTS AND DEPENDENCE ON KEY PERSONNEL. THESE RISKS AND UNCERTAINTIES MAY CAUSE ACTUAL OUTCOMES AND RESULTS TO DIFFER MATERIALLY FROM EXPECTATIONS IN THIS PRESS RELEASE. THESE AND OTHER RISKS ARE DETAILED IN CITADEL'S QUARTERLY REPORT ON FORM 10-QSB FILED FOR THE QUARTER ENDED MARCH 31, 2004 AND THE ANNUAL REPORT ON FORM 10-KSB FILED FOR THE YEAR ENDED DECEMBER 31, 2003.


EDITORS NOTE: CITADEL IS A TRADEMARK AND HERCULES IS A REGISTERED TRADEMARK OF CITADEL SECURITY SOFTWARE INC.

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